UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                FORM 8-K/A-1

                               CURRENT REPORT





PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    July 1, 1997




                           Meredith Corporation
         (Exact name of registrant as specified in its charter)



                    Iowa                1-5128          42-0410230
      (State or other jurisdiction   (Commission     (I.R.S. Employer
          of incorporation)          File Number)   Identification No.)



    1716 Locust Street, Des Moines, Iowa                50309-3023
  (Address of principal executive offices)              (ZIP Code)



  Registrant's telephone number, including area code  515 - 284-3000

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of businesses acquired.

(1) Audited financial statements as of December 31, 1996 and for the year ended December 31, 1996.

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                                 Balance Sheet
                               December 31, 1996

                                     Assets
Current assets:
  Cash and cash equivalents                      $   299,887
  Accounts receivable (net of allowance
    for doubtful accounts of $207,336)            11,111,425
  Program rights                                   5,734,600
  Prepaid expenses                                   494,756
                                                 -----------
       Total current assets                                     $ 17,640,668

Property and equipment:
  Land                                           $   774,755
  Buildings and improvements                       2,744,662
  Transmitter, studio and production equipment    20,586,957
  Furniture, fixtures and equipment                1,270,147
  Vehicles                                           127,693
                                                 -----------
    Total                                         25,504,214
  Less, accumulated depreciation                  (5,710,015)
                                                 -----------
       Total property and equipment                               19,794,199

Intangible assets (net of amortization)
  Licenses and other costs                                        63,359,760

Other assets:
  Program rights                                 $ 6,258,404
  Other                                                4,806
                                                 -----------
       Total other assets                                           6,263,210
                                                                 ------------
Total assets                                                     $107,057,837
                                                                 ============
The accompanying notes are an integral part of this statement.
                                     - 2 -

                      Liabilities and Accumulated Earnings




Current liabilities:
  Accounts payable                               $  1,760,182
  Accrued expenses                                    915,685
  Program contracts payable                         6,156,743
                                                 ------------
       Total current liabilities                                 $  8,832,610


Long-term liabilities:
  Program contracts payable                      $ 7,896,514
  Deposits                                           119,890
                                                 -----------
       Total long-term liabilities                                  8,016,404


Commitments and contingencies


Due to home office                                                 74,503,215


Accumulated earnings                                               15,705,608
                                                                 ------------


Total liabilities and accumulated earnings                       $107,057,837
                                                                 ============





The accompanying notes are an integral part of this statement.

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                  Statement of Income and Accumulated Earnings
                      For the year ended December 31, 1996


Broadcasting income:
  Gross time sales, net of commissions
    of $8,242,343                                 $36,809,352
  Production and other                              1,019,116
  Trade and barter                                  4,429,643
                                                  -----------
       Total broadcasting income                                  $42,258,111

Broadcasting expenses:
  Program rights amortization                     $ 7,652,025
  Selling and promotion                             6,193,953
  Other direct operating                            3,738,197
  General and administrative                        3,608,935
  Trade and barter                                  4,386,372
  Depreciation                                      3,867,277
  Amortization of licenses and other costs          4,874,722
                                                   ----------
       Total broadcasting expenses                                34,321,481
                                                                 -----------

Income from operations                                             7,936,630

Other income (expense), net                                          (31,795)
                                                                 -----------

Net income                                                         7,904,835

Accumulated earnings, beginning of year                            7,800,773
                                                                 -----------

Accumulated earnings, end of year                                $15,705,608
                                                                 ===========




The accompanying notes are an integral part of this statement.

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)
                            Statement of Cash Flows
                      For the year ended December 31, 1996

                Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:
  Net income                                                      $ 7,904,835
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization               $ 8,741,999
      Amortization of program rights-non barter     7,652,025
      Program payments                             (6,206,447)
      Loss on disposition of property
        and equipment                                  31,795
      (Increase) in assets:
        Accounts receivable, net                   (1,788,970)
        Prepaid expenses                             (140,915)
        Other assets                                   (1,262)
      Increase in liabilities:
        Accounts payable                              100,908
        Accrued expenses                              203,034
                                                  -----------
          Total adjustments to net income                           8,592,167
                                                                  -----------
          Net cash provided by operating activities                16,497,002

Cash flows from investing activities:
  Purchase of property and equipment              $(1,525,376)
  Proceeds from disposition of property
    and equipment                                         800
                                                  -----------
          Net cash used in investing activities                    (1,524,576)
Cash flows from financing activities:
  Cash transfers to home office, net                              (14,820,738)
                                                                  -----------
Net increase in cash and cash equivalents                             151,688
Cash and cash equivalents, beginning of year                          148,199
                                                                  -----------
Cash and cash equivalents, end of year                            $   299,887
                                                                  ===========
Supplemental schedule of noncash investment and financing activities:
  Obligations of $2,593,301 were incurred during the year ended
  December 31, 1996 when the Stations purchased broadcast rights.

The accompanying notes are an integral part of this statement.
                                     - 5 -

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                         Notes to Financial Statements
                               December 31, 1996




Note 1.  Nature of operations and summary of significant accounting policies:


Nature of Operations
--------------------

KPDX, KFXO and WHNS (the "Stations") are television stations owned and operated by First Media Television, L.P. (the "Partnership"). Effective on January 1, 1995, the Partnership acquired KPDX, a television station licensed to Vancouver, Washington, which serves the Portland, Oregon television market and WHNS, a television station licensed to Asheville, North Carolina, which serves the Greenville-Spartanburg, South Carolina/Asheville, North Carolina television market. In October 1996, the Partnership signed on KFXO, a low power television station, which serves the Bend, Oregon television market.

The Partnership also owns and operates WCPX, a television station licensed to Orlando, Florida which serves the Orlando-Daytona Beach-Melbourne, Florida television market. The Partnership's home office is located in Atlanta, Georgia. Certain general and administrative costs incurred at the home office have been allocated to the Stations and WCPX based on their proportionate share of gross time sales.

These financial statements reflect the operations of KPDX, KFXO, and WHNS. Accordingly, these financial statements do not reflect the entire operations of First Media Television, L.P.


Cash and Cash Equivalents
-------------------------

Cash and cash equivalents consist of cash in the bank and all highly liquid investments with a maturity of three months or less. Cash and cash equivalents balances deposited with financial institutions at times exceeded the federally insured limit of $100,000. Management does not believe this causes any additional risk.

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                         Notes to Financial Statements
                               December 31, 1996


Property and Equipment
----------------------

Property and equipment are stated at the Partnership's cost. Depreciation is calculated using the straight-line method over the estimated useful lives as follows:

      Buildings and improvements                        15-39 years
      Transmitter, studio and production equipment          5 years
      Furniture, fixtures and equipment                  5- 7 years
      Vehicles                                              5 years


Income Taxes
------------

No federal or state income taxes are payable by the Partnership, therefore none have been provided for in the accompanying financial statements. The partners are to include their respective share of profits and losses in their individual tax returns.


Program Rights
--------------

Program rights consist principally of rights to broadcast film and syndicated programs and are recorded as an asset together with the related liability when licenses are executed and the program is available for showing. Program rights are recorded at the Partnership's cost. Program rights acquired and related obligations incurred under license agreements for programs not available for broadcast at the balance sheet date are excluded from the financial statements.

Program rights expected to be amortized in the succeeding year and program payments due within one year are classified as current assets and current liabilities, respectively. Agreements define the life of the license and the number of showings available. The asset is amortized over the period the program is available for broadcast using an accelerated method.

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                         Notes to Financial Statements
                               December 31, 1996


Licenses and Other Costs
------------------------

Licenses and other costs consist of certain allocated costs the Partnership incurred upon acquiring KPDX and WHNS. These costs were determined by an independent appraisal and are being amortized over 15 years.


Trade and Barter Sales and Expense
----------------------------------

Trade and barter transactions are recorded at the fair market value of the programming, merchandise or services received and are recorded as income at the time of broadcast. Services, programming or merchandise received are recorded as expense at the time of usage.


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note 2.  Related Party Transactions:

As mentioned previously, the Partnership owns and operates the Stations, which are Fox network affiliates. The Partnership also owns and operates WCPX, a CBS network affiliate. The Partnership's home office is located in Atlanta, Georgia. Various Partnership expenses are paid for by the home office and then are allocated to the Stations, WCPX and the home office, as appropriate. Conversely, the Stations regularly transfer cash deposits to the home office. At December 31, 1996, the intracompany balance owed to the home office was $74,503,215.

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                         Notes to Financial Statements
                               December 31, 1996

These financial statements include general and administrative expenses attributable to the home office, which have been allocated to the Stations, based on their proportionate share of gross time sales. For the year ended December 31, 1996, home office expenses, which are reflected in these financial statements, total $877,517. The intracompany liability to the home office and accumulated earnings reflected in these financial statements have also been adjusted for general and administrative expenses attributable to the home office for the year ended December 31, 1995, which total $757,101.

The December 31, 1996 intracompany liability due to the home office has been increased by $1,634,618 and accumulated earnings has been decreased by the same amount as a result of these allocations of home office expenses.

On January 20, 1995, the Partnership obtained a $107 million seven-year working capital and term loan agreement. As of December 31, 1996, the Partnership has drawn down $78.5 million of the loan, and has an additional $12.5 million available and undrawn under the working capital agreement. The debt and related interest expense are reflected in the financial statements of the Partnership's home office and have not been allocated to the Stations or WCPX. The loan is collateralized in part by the Stations' assets.

Note 3.  Program Contracts Payable:

The Stations' program contracts payable as of December 31, 1996 are summarized as follows:

      Payments                Total        Unavailable      Available
       Due In              Programming      Programs        Programs
      --------             -----------     -----------     -----------
        1997               $ 6,255,067     $    98,324     $ 6,156,743
                           -----------     -----------     -----------
        1998                 5,106,720         273,337       4,833,383
        1999                 3,055,087         255,391       2,799,696
        2000                   631,591         374,356         257,235
        2001                   213,580         207,380           6,200
        2002 and beyond        234,710         234,710              --
                           -----------     -----------     -----------
          Total long-term    9,241,688       1,345,174       7,896,514
                           -----------     -----------     -----------
          Total            $15,496,755     $ 1,443,498     $14,053,257
                           ===========     ===========     ===========
                                     - 9 -

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                         Notes to Financial Statements
                               December 31, 1996




Note 4.  Commitments:

Future minimum lease payments under noncancellable operating leases at December 31, 1996, are:

             Year Ending
             December 31,                          Amount
             ------------                        ----------

               1997                              $  338,578
               1998                                 320,022
               1999                                 290,853
               2000                                 276,555
               2001                                 253,769
               2002 and beyond                      506,472
                                                 ----------

                 Total minimum lease payments    $1,986,249
                                                 ==========

These minimum lease payments have not been reduced by noncancellable future lease rentals which totaled $1,550,795 at December 31, 1996.

The Stations lease space on their towers to other television and radio stations and other companies. These leases are generally long-term leases that expire in one to five years. Lease income from these leases was $342,485 for the year ended December 31, 1996 and is recorded as Production and Other Income in the Statement of Income and Accumulated Earnings.

Rent expense charged to operations was $323,187 for the year ended December 31, 1996.

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                         Notes to Financial Statements
                               December 31, 1996



Note 5.  Employee Benefit Plans:

The Partnership has a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code, whereby participants may contribute a percentage of compensation up to the maximum allowed under the Code. Employees are eligible to participate if they are full-time employees, age 21 or over, and have completed one year of service with the Partnership. The plan provides for the Partnership to contribute one-half of amounts contributed by employees up to 6% of salary. The Stations' matching contributions charged to operations were $91,481 for the year ended December 31, 1996.


Note 6.  Contingencies:

FCC Licenses
------------

On September 12, 1994, Video Marketing Network, Inc. ("VMN"), licensee of television station WASV-TV, Asheville, North Carolina, and Pappas Telecasting Companies ("Pappas"), proposed assignee of WASV-TV, filed with the FCC a Petition to Deny the application of WHNS License Partnership and Cannell Communications, L.P. ("Cannell") for consent to assign the license of WHNS-TV, Asheville, North Carolina, to WHNS License Partnership. Pappas' and VMN's Petition to Deny alleged that Cannell had challenged WASV-TV's license, license renewal and assignment applications for the purpose of delay and obstruction in violation of the FCC's "strike petition" policy. WHNS License Partnership and Cannell filed an Opposition to the Petition to Deny denying the allegations. VMN and Pappas filed a reply pleading to which WHNS License Partnership and Cannell filed a supplemental response. On December 30, 1994, the FCC issued a letter decision granting the WHNS-TV assignment application and denying Pappas' and VMN's Petition to Deny, finding that Cannell had not violated the FCC's "strike petition" policy. The WHNS-TV assignment was consummated on January 20, 1995. On February 6, 1995, VMN and Pappas filed a Joint Petition for Reconsideration of the FCC's letter decision. WHNS License Partnership and First Media Television, L.P. filed an Opposition to Petition for Reconsideration with the FCC on February 22, 1995, and VMN and Pappas filed a Reply on March 6, 1995. The FCC has not acted on the Joint Petition for Reconsideration and related pleadings. Management believes that this petition is without merit.
                                     - 11 -

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                         Notes to Financial Statements
                               December 31, 1996




Note 7.  Disclosures Regarding the Fair Value of Financial Instruments:


Cash and Cash Equivalents
-------------------------

The carrying amount approximates fair value because of the short maturity of those instruments.


Other
-----

The carrying amounts reported on the Balance Sheet at December 31, 1996, for all other assets and liabilities (and all other liabilities not appearing on the Balance Sheet) subject to SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," approximate their respective fair values. Fair value estimates are made at a specific point in time based on relevant market and financial instrument information. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.


Note 8.  Subsequent Event:

On January 23, 1997, the Partnership entered into an agreement to sell substantially all of its assets related to the Stations and WCPX for an aggregate sale price of $435 million. The sale is expected to settle during 1997, subject to various conditions including an FCC approval.

                          Independent Auditors' Report
                          ----------------------------




To the Partners of
First Media Television, L.P.



We have audited the accompanying balance sheet of KPDX, KFXO, and WHNS (television stations owned and operated by First Media Television, L.P.) as of December 31, 1996, and the related statements of income and accumulated earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KPDX, KFXO and WHNS as of December 31, 1996, and the results of the Stations' operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Matthews, Carter and Boyce


McLean, Virginia
February 14, 1997

(2) Unaudited financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996.


                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                            Balance Sheet (Unaudited)
                                 March 31, 1997
                                  ($ in 000s)


                                     Assets

        Current assets:
          Cash and cash equivalents                      $  1,097
          Accounts receivable, net                          8,427
          Program rights                                    6,258
          Prepaid expenses                                    378
                                                         --------
            Total current assets                           16,160
                                                         --------

        Property, plant and equipment
          Land                                                775
          Buildings and improvements                        2,749
          Transmitter, studio and production equipment     20,626
          Furniture, fixtures and equipment                 1,353
          Vehicles                                            165
                                                         --------
            Total                                          25,668
            Less accumulated depreciation                  (6,701)
                                                         --------
            Total property, plant and equipment            18,967

        Intangible assets, net of amortization             61,637

        Program rights                                      8,911
        Other assets                                            5
                                                         --------

            Total assets                                 $105,680
                                                         ========

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                            Balance Sheet (Unaudited)
                                 March 31, 1997
                                  ($ in 000s)




                      Liabilities and Accumulated Earnings


        Current liabilities:
          Accounts payable                               $  1,282
          Accrued expenses                                    670
          Program contracts payable                         6,614
                                                         --------
            Total current liabilities                       8,566


        Program contracts payable                          10,398
        Deposits                                              153

        Due to home office                                 69,466

        Accumulated earnings                               17,097
                                                         --------

        Total liabilities and accumulated earnings       $105,680
                                                         ========

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

            Statements of Income and Accumulated Earnings (Unaudited)
               For the three months ended March 31, 1997 and 1996
                                  ($ in 000s)


                                                      Three Months Ended
                                                           March 31
                                                      1997           1996
                                                     -------       -------

Broadcasting revenues:
  Gross time sales, net of commissions               $ 8,656       $ 7,259
  Production and other                                   204           427
  Trade and barter                                       884         1,220
                                                     -------       -------
    Total revenues                                     9,744         8,906
                                                     -------       -------

Broadcasting expenses:
  Program rights amortization                          1,599         2,010
  Selling and promotion                                1,645         1,522
  Other direct operating                               1,013           833
  General and administration                           1,091           814
  Trade and barter                                       786         1,126
  Depreciation                                           999           934
  Amortization                                         1,209         1,209
                                                     -------       -------
    Total expenses                                     8,342         8,448
                                                     -------       -------

Income from operations                                 1,402           458

Other (expense), net                                     (10)           (1)
                                                     -------       -------
Net income                                             1,392           457

Accumulated earnings, beginning of year               15,705         7,801
                                                     -------       -------

Accumulated earnings, end of period                  $17,097       $ 8,258
                                                     =======       =======

                              KPDX, KFXO and WHNS
                    (Television Stations Owned and Operated
                        by First Media Television, L.P.)

                      Statements of Cash Flows (Unaudited)
                For the three months ended March 31, 1997 and 1996
                                  ($ in 000s)

                                                      Three Months Ended
                                                           March 31
                                                      1997           1996
                                                     -------       -------
Cash flows from operating activities

Net income                                           $ 1,392       $    457
Adjustments to reconcile net income to net
  cash provided by operating activities
Depreciation and amortization                          2,207          2,144
Amortization of program rights - non barter            1,599          2,010
Program payments                                      (1,816)        (1,566)

Decrease in assets
  Accounts receivable                                  2,684          2,426
  Prepaid expenses                                       117             49

(Decrease) in liabilities
  Accounts payable                                      (478)          (303)
  Accrued expenses                                      (213)           (12)
                                                     -------        -------
    Total adjustments to net income                    4,100          4,748
                                                     -------        -------
  Net cash provided by operating activities            5,492          5,205

Cash flows from investing activities
  Purchase of property and equipment                    (189)          (196)

Cash flows from financing activities
  Cash transfers to home office                       (4,506)        (4,431)
                                                     -------        -------
Net increase in cash and cash equivalents                797            578

Cash and cash equivalents, beginning of period           300            148
                                                     -------        -------

Cash and cash equivalents, end of period             $ 1,097        $   726
                                                     =======        =======

(b)  Pro forma financial information.

(1) Description of transaction, entities involved and periods for which the pro forma financial information is presented.

On July 1, 1997, Meredith Corporation (the company) purchased the assets of KPDX(TV), a television station serving the Portland, OR market, WHNS(TV), a television station serving the Greenville, SC/Spartansburg, SC/Asheville, NC market and KFXO-LP, a television station serving the Bend, OR market (the three stations) from First Media Television, L.P. The purchased assets of the three stations included their respective FCC authorizations, FOX television network affiliations contracts and all real and personal property used in operating the three television stations. The purchase price for the three stations was $216 million which the Company believed approximated the fair value of the total assets acquired based on then current market conditions. The acquisition was financed by cash from short-term investments and a revolving credit facility from a group of banks led by Wachovia Bank, N.A. as agent.

The unaudited pro forma financial information is presented for the following periods:

   Combined Statements of Earnings:  for the twelve months ended June 30, 1996 and for the nine months ended March 31,
                                     1997

   Combined Balance Sheet:           as of March 31, 1997

The unaudited pro forma Combined Statements of Earnings for both periods present the pro forma results of operations for the company and its subsidiaries as if the company purchased the assets of the three stations at the beginning of the respective period stated. (On July 1, 1995, for the twelve months ended June 30, 1996, and on July 1, 1996, for the nine months ended March 31, 1997.) The unaudited pro forma Combined Balance Sheet as of March 31, 1997, presents the pro forma financial position of the company and its subsidiaries assuming that the assets of the three stations were purchased on March 31, 1997.


Pro forma Combined Statement of Earnings (Unaudited)
Meredith Corporation and Subsidiaries and
KPDX, WHNS and KFXO television stations
For the twelve months ended June 30, 1996

The following pro forma condensed statement of earnings combines the audited consolidated statement of earnings for the twelve months ended June 30, 1996, of Meredith Corporation and subsidiaries and the unaudited statement of earnings for the twelve months ended June 30,1996, for the three stations. The income statement for the three stations was derived by using the December 31, 1995, audited financial statements, for First Media Television, L.P. after adjusting for WCPX-TV, which was not acquired by the company with the three stations in this transaction, adding results of the three stations for the six months ended June 30, 1996, and subtracting their results for the six months ended June 30, 1995. The pro forma combination has been accounted for as a purchase. The statement of earnings should be read with the accompanying notes.

(in 000s, except per share)
                                        (Unaudited)
                             Meredith      Three
                            Corporation   Stations
                             12 Months   12 Months
                              Ended        Ended     (Unaudited)  (Unaudited)
                             June 30,     June 30,    Pro Forma    Pro Forma
                               1996         1996      Adjustments   Combined
                            -----------  ----------   -----------  ----------
Revenues                     $867,137     $39,675     $             $906,812
                             --------     -------                   --------
Production, distribution
 and editorial                366,408      18,384                    384,792
Selling, general and
  administrative              378,094       8,985        (837)a      386,242
Depreciation and
  amortization                 25,130      10,012     (10,012)b       32,601
                                                        7,471 c
                             --------     -------                   --------
Total operating costs         769,632      37,381                    803,635
                             --------     -------                   --------
Income from operations         97,505       2,294                    103,177
Gain on dispositions            5,898                                  5,898
Interest income                 2,183           0        (633)d        1,550
Interest expense               (5,530)          0     (12,284)e      (17,814)
                             --------     -------                   --------
Income from continuing
  operations before taxes     100,056       2,294                     92,811
Income taxes                  (45,399)                  2,898 f      (42,501)
                             --------     -------                   --------
Earnings from continuing
  operations                 $ 54,657     $ 2,294                   $ 50,310
                             ========     =======                   ========
Earnings per share from
  continuing operations         $0.97                                  $0.89
                             ========                               ========
Average shares outstanding     56,345                                 56,345
                             ========                               ========
                                  - 19 -

Notes to Pro Forma Combined Statement of Earnings for the year ended June 30, 1996 (Unaudited)

a) to eliminate a management fee under previous ownership.
b) to eliminate the depreciation of fixed assets and amortization of intangibles under previous ownership.
c) to record depreciation of $1,624,000 and amortization of $5,847,000 based on an independent appraisal of fixed assets and intangibles for the first 12 months of ownership.
d) to eliminate interest income of $633,000 earned on cash investments by Meredith Corporation. The average interest rate earned on cash investments for the year was 5.35 percent.
e) to record interest expense of $12,284,000 based on average outstanding borrowings of $204.2 million at an average annual interest rate of 6.0 percent and deferred loan fee amortization of $33,000.
f) to record the tax effect of the three stations' earnings and pro forma adjustments at the statutory rate of 40%.




Pro forma Combined Statement of Earnings (Unaudited)
Meredith Corporation and Subsidiaries and
KPDX, WHNS and KFXO television stations
For the nine months ended March 31, 1997

The following pro forma condensed statement of earnings combines the unaudited consolidated statement of earnings for the nine months ended March 31, 1997, of Meredith Corporation and subsidiaries and the unaudited statement of earnings for the nine months ended March 31, 1997, for the three stations. The income statement for the three stations were derived by using the December 31, 1996, audited financial statements for the three stations, adding results of the three stations for the three months ended March 31, 1997, and subtracting their results for the six months ended June 30, 1996. The pro forma combination has been accounted for as a purchase. The statement of earnings should be read with the accompanying notes.

(in 000s, except per share)

                           (Unaudited)  (Unaudited)
                             Meredith     Three
                            Corporation  Stations
                             9 Months    9 Months
                              Ended       Ended      (Unaudited)  (Unaudited)
                             March 31,   March 31,    Pro Forma    Pro Forma
                               1997        1997       Adjustments   Combined
                            -----------  ----------   -----------  ----------

Revenues                     $631,987     $32,564     $             $664,551
                             --------     -------                   --------
Production, distribution
 and editorial                258,221      11,250            -       269,471
Selling, general and
  administrative              273,899       7,805        (678)a      281,026
Depreciation and
  amortization                 17,259       6,663      (6,663)b       22,863
                                                        5,604 c
                             --------     -------                   --------
Total operating costs         549,379      25,718                    573,360
                             --------     -------                   --------
Income from operations         82,608       6,846                     91,191
Interest income                 3,120          --      (2,517)d          603
Interest expense               (1,134)         --      (7,294)e       (8,428)
                             --------     -------                   --------
Income from continuing
  operations before taxes      84,594       6,846                     83,366

Income taxes                  (36,629)         --         491 f      (36,138)
                             --------     -------                   --------
Earnings from continuing
  operations                 $ 47,965     $ 6,846                   $ 47,228
                             ========     =======                   ========

Earnings per share from
  continuing operations         $0.86                                  $0.85
                             ========                               ========

Average shares outstanding     55,605                                 55,605
                             ========                               ========

Notes to Pro Forma Combined Statement of Earnings for the nine months ended March 31, 1997 (Unaudited)

a) to eliminate a management fee under previous ownership.
b) to eliminate the depreciation of fixed assets and amortization of intangibles under prior ownership.
c) to record depreciation of $1,218,000 and amortization of $4,386,000 based on an independent appraisal of fixed assets and intangibles for the first 9 months of ownership.
d) to eliminate interest income of $2,517,000 earned on cash investments by Meredith Corporation. The average interest rate earned on cash investments for the year was 4.75 percent.
e) to record interest expense of $7,294,000 based on average outstanding borrowings of $168.5 million at an average annual interest rate of 6.0 percent, deferred loan fee amortization of $25,000 and net of $312,000 of capitalized interest.
f) to record the tax effect of the three stations' earnings and pro forma adjustments at the statutory rate of 40%.


Pro forma Combined Balance Sheet (Unaudited)
Meredith Corporation and Subsidiaries and
KPDX, WHNS and KFXO television stations
March 31, 1997

The following pro forma condensed balance sheet combines the unaudited consolidated balance sheet of Meredith Corporation and subsidiaries as of March 31, 1997, and the unaudited balance sheet for the three stations as of March 31, 1997. The pro forma combination has been accounted for as a purchase. The balance sheet should be read with the accompanying notes.

(in 000s)

                            (Unaudited) (Unaudited)
                             Meredith      Three
                            Corporation  Stations    (Unaudited)  (Unaudited)
                             March 31,   March 31,    Pro Forma    Pro Forma
Assets                         1997        1997       Adjustments   Combined
------                      -----------  ----------   -----------  ----------

Cash and cash equivalents    $ 53,422    $  1,097    $ (1,097)a     $ 12,729
                                                      (40,528)c
                                                         (165)d
Marketable securities          50,472          --     (50,472)c           --
Net receivables                96,432       8,427      (8,427)a       96,432
Inventories                    25,970          --                     25,970

Supplies and prepayments        9,062         378        (378)a        8,762
                                                         (300)e
Film rental costs              10,690       6,258      (6,258)a       17,210
                                                        6,520 b
Deferred income taxes          14,790          --                     14,790
Subscription acquisition costs 56,920          --                     56,920
                             --------    --------                   --------

Total current assets          317,758      16,160                   232,813

Property, plant and equipment 194,612      25,668     (25,668)a      210,352
                                                       15,740 b
Less accumulated depreciation(110,904)     (6,701)      6,701 a     (110,904)
                             --------    --------                   --------
Net property, plant and
  equipment                    83,708      18,967                     99,448

Subscription costs             40,924          --                     40,924
Film rental costs               6,887       8,911      (8,911)a       16,262
                                                        9,375 b
Other assets                   21,205           5          (5)a       21,370
                                                          165 d
Goodwill and other
  intangibles                 274,462      61,637     (61,637)a      476,849
                                                      202,087 b
                                                          300 e
                             --------    --------                   --------

Total assets                 $744,944    $105,680                   $887,666
                             ========    ========                   ========

Current portion of
  long-term debt             $     --    $     --    $ 25,000 c     $ 25,000
Current portion of film
  rental contracts             13,277       6,614      (6,614)a       20,137
                                                        6,860 b
Accounts payable               29,760       1,282      (1,282)a       29,760
Accrued taxes and expenses     78,698         670        (670)a       78,698
Unearned subscription revenue 153,287          --                    153,287
                             --------    --------                   --------
Total current liabilities     275,022       8,566                    306,882

Long-term debt                     --          --     100,000 c      100,000
Long-term film contracts        7,835      10,398     (10,398)a       18,697
                                                       10,862 b
Unearned subscription revenue  94,666          --                     94,666

Deferred income taxes          25,433          --                     25,433
Other deferred items           23,915         153        (153)a       23,915
                             --------    --------                   --------
Total liabilities             426,871      19,117                    569,593
                             --------    --------                   --------
Common stock                   40,906          --                     40,906
Class B stock                  12,671          --                     12,671
Retained earnings             267,379          --                    267,379
Unearned compensation          (2,883)         --                     (2,883)
                             --------    --------                   --------
Total stockholders' equity    318,073          --                    318,073
                             --------    --------                   --------
Partners' equity
  Due to home office               --      69,466     (69,466)a           --
  Accumulated earnings             --      17,097     (17,097)a           --
                             --------    --------                   --------
Total partners' equity             --      86,563                         --
                             --------    --------                   --------

Total liabilities and equity $744,944    $105,680                   $887,666
                             ========    ========                   ========





Notes to Pro Forma Combined Balance Sheet as of March 31, 1997 (Unaudited)

a) to eliminate all assets and liabilities of the three stations as recorded on the previous owner's financial records.
b) to record the appraisal value of all net assets acquired by Meredith Corporation (fixed assets - $15,740,000, film contracts of $15,895,000, film liabilities of $17,722,000, and intangibles of $202,087,000).
c) to record cash used from cash and cash equivalents of $40,528,000 and marketable securities of $50,472,000; and to record long-term debt totaling $125,000,000 in conjunction with the station purchase.
d) to record the deferred finance charge of $165,000 related to the loan agreement for debt incurred to purchase the three stations.
e) to reclassify $300,000 in prepaid acquisition costs related to purchase of the three stations.

Item 7 (c) Exhibits

       (2) Asset Purchase Agreement by and between First Media Television, L.P., as seller and Meredith Corporation, as buyer dated as of January 23, 1997. (Incorporated herein by reference to Exhibit 2 to the company's Form 10-Q for the period ended March 31, 1997.)

       (2a) Letter agreement dated June 2, 1997, from First Media Television, L.P. to Meredith Corporation, amending (2) above. (Incorporated herein by reference to Exhibit 2a to the company's Form 8-K dated July 1, 1997.)

       (4) Credit Agreement dated as of July 1, 1997, among Meredith Corporation and a group of banks with Wachovia Bank, N.A., as agent. (Incorporated herein by reference to Exhibit 4 to the company's Form 8-K dated July 1, 1997.)

      (23)  Consent of Independent Certified Public Accountants

      (99) Press release dated July 1, 1997, issued by Meredith Corporation. (Incorporated by reference to the company's Form 8-K dated July 1, 1997.)

                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              MEREDITH CORPORATION
                              Registrant



                                (Larry D. Hartsook)
                                 Larry D. Hartsook
                              Vice President - Finance
                              (Principal Financial and
                                 Accounting Officer)



Date:  September 11, 1997

                                  Exhibit Index



            Exhibit #
            ---------

              ( 2) Asset Purchase Agreement by and between First Media Television, L.P., as seller and Meredith Corporation, as buyer dated as of January 23, 1997. (Incorporated herein by reference to Exhibit 2 to the company's Form 10-Q for the period ended March 31, 1997.)

              (2a) Letter agreement dated June 2, 1997, from First Media Television, L.P. to Meredith Corporation, amending (2) above. (Incorporated herein by reference to Exhibit 2a to the company's Form 8-K dated July 1, 1997.)

              ( 4) Credit Agreement dated as of July 1, 1997, among Meredith Corporation and a group of banks with Wachovia Bank, N.A., as agent. (Incorporated herein by reference to Exhibit 4 to the company's Form 8-K dated July 1, 1997.)

              (23)         Consent of Independent Certified Public Accountants

              (99) Press release dated July 1, 1997, issued by Meredith Corporation. (Incorporated by reference to the company's Form 8-K dated July 1, 1997.)